UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	February 5, 2007

Chart Industries, Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	000-50412	34-1712937
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

One Infinity Corporate Centre Drive, Suite 300, Garfield Heights, Ohio		44125
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	(440) 753-1490

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 7.01 Regulation FD Disclosure.

On February 5, 2007, Chart Industries, Inc. (the "Company") issued a press release announcing a union vote against the tentative contract reached with the local union leadership and resulting declaration of strike at its Energy & Chemicals facility in La Crosse, Wisconsin. The tentative agreement would have replaced a prior contract between the Company and the local union which expired, pursuant to the terms of the agreement, on February 3, 2007. A copy of the press release is furnished with this Current Report on Form 8-K as Exhibit 99.1. All information in the press release is furnished and shall not be deemed "filed" with the Securities and Exchange Commission for purposes of Section 18 of the Exchange Act, or otherwise be subject to the liability of that Section, and shall not be deemed to be incorporated by reference into any filing under the Securities Act or the Exchange Act, except to the extent the Company specifically incorporated it by reference.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No. Description
99.1 Chart Industries, Inc. Press Release, dated February 5, 2007, announcing the union vote against a tentative contract and resulting strike at its La Crosse, Wisconsin facility.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Chart Industries, Inc.

February 5, 2007	By:	/s/Matthew J. Klaben

Name: Matthew J. Klaben
Title: Vice President, General Counsel and Secretary

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Exhibit Index

Exhibit No.	Description

99.1	Chart Industries, Inc. Press Release, dated February 5, 2007, announcing the union vote against a tentative contract and resulting strike at its La Crosse, Wisconsin facility.